Exhibit 8.1

[Letterhead of Perkins Coie LLP]

April 29, 2014

Seaspan Corporation

Unit 2, 7th Floor Bupa Centre

141 Connaught Road West

Hong Kong

China

Re:	Seaspan Corporation Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel for Seaspan Corporation, an entity organized and existing under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement dated April 29, 2014 on Form F-3 (the “Registration Statement”), for the offer or resale by certain selling securityholders of up to an aggregate of 3,633,340 of the Company’s Class A common shares (“Class A Common Shares”) previously issued pursuant to a (i) registration rights agreement dated August 8, 2005, between the Company, Dennis Washington, The Kevin Lee Washington Trust II, 0731455 B.C. Ltd., Tiger Container Shipping Company Limited, Seaspan Eagle Shipping Company Limited, Seaspan Birdie Shipping Company Limited, Hemlock Shipping Company Limited and Spruce Shipping Company Limited, (ii) preferred stock purchase agreement dated January 22, 2009 between the Company and such selling securityholders (or their predecessors-in-interest) and (iii) purchase agreement dated January 27, 2012, between the Company and such selling securityholders (or their predecessors-in-interest) in transactions exempt from the registration requirements of the Securities Act.

You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective shareholders who may purchase Class A Common Shares from the selling securityholders. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement, (ii) the certificate of the Company and certain of its affiliates (the “Tax Certificate”) and (iii) such other documents, certificates, records, statements and representations made by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matters set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that the statements and representations concerning the Company and its operations contained in the Registration Statement, and the statements and representations contained in the Tax Certificate, are true, correct and complete and will remain true, correct and complete at all relevant times and (ii) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in the Registration Statement under the heading “Certain Material United States Federal Income Tax Considerations.”

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Certain Material United States Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP
Perkins Coie LLP